                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 AMERICAN COUNTRY HOLDINGS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LETTERHEAD]

                                  May 1, 2000

Dear Stockholder:

    American Country Holdings Inc.'s annual meeting of stockholders will be held at 10:30 a.m. local time on Tuesday, June 20, 2000, at The Downtown Association, 60 Pine Street, New York, New York 10005.

    The notice of meeting, proxy statement and proxy card are included with this letter. The formal business of the meeting is described in the attached notice of meeting. After completion of that business, there will be an update on developments in our business and markets.

    It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Martin L. Solomon

                                          Martin L. Solomon
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------
222 N. LASALLE STREET - SUITE 1600 - CHICAGO, ILLINOIS 60601 - TEL: (312) 456-2000 - FAX: (312) 456-2020

[LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 20, 2000

                            ------------------------

    The annual meeting of stockholders of American Country Holdings Inc., a Delaware corporation, will be held at The Downtown Association, 60 Pine Street, New York, New York, at 10:30 a.m. local time, on Tuesday, June 20, 2000, for the following purposes:

    (1) To elect five directors of American Country for the ensuing year.

    (2) To approve American Country's 2000 Employee Stock Purchase Plan.

    (3) To ratify the appointment of PricewaterhouseCoopers LLP as American Country's independent auditors for the fiscal year ended December 31, 2000.

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 24, 2000 has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of our Common Stock on that date will be entitled to vote.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Ronald Jay Gold

                                          RONALD JAY GOLD
                                          SECRETARY

May 1, 2000

--------------------------------------------------------------------------------
222 N. LASALLE STREET - SUITE 1600 - CHICAGO, ILLINOIS 60601 - TEL: (312) 456-2000 - FAX: (312) 456-2020

                         AMERICAN COUNTRY HOLDINGS INC.
                            222 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60601

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement and the enclosed proxy card are being mailed on or about May 1, 2000, to stockholders of American Country Holdings Inc. in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting (the "Meeting") of stockholders to be held on June 20, 2000, and any adjournments thereof.

    American Country will bear the total cost of this solicitation. In addition to the mails, proxies may be solicited by officers and other employees of American Country, without extra remuneration, by personal interviews, telephone and telecopy. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and such parties will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    At the close of business on April 24, 2000, the record date for determining stockholders entitled to notice of and to vote at the Meeting, there were 32,224,931 shares of Common Stock outstanding and entitled to vote. All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Meeting, and each stockholder will be entitled to one vote for each share of Common Stock held.

    On April 17, 2000, American Country sent to each stockholder of record on March 13, 2000 an Information Statement advising them of a one-for-four reverse stock split of our Common Stock. The reverse stock split was approved by our Board of Directors and stockholders holding approximately 76.55% of the outstanding shares of our Common Stock on March 13, 2000. The reverse stock split is expected to be effected prior to June 20, 2000. When the reverse stock split is effected, each certificate representing shares of Common Stock outstanding immediately prior to the reverse stock split will be deemed automatically to represent one-fourth the number of shares of Common Stock after the reverse stock split.

    Since the reverse stock split was not effected prior to the mailing of this Proxy Statement, all of the information reported on our Common Stock, warrants and options in this Proxy Statement does not reflect the effects of the one-for-four reverse stock split. It is expected, however, that the reverse stock split will have been effected prior to June 20, 2000.

    Each proxy that is properly signed and received prior to the Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the five nominees for director listed in this Proxy Statement, FOR approval of the adoption of our 2000 Employee Stock Purchase Plan and FOR ratification of the appointment of PricewaterhouseCoopers LLP. A stockholder that has given a proxy may revoke such proxy at any time before it is voted at the Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of American Country or by attending the meeting and voting in person.

    A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of American Country, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

    The five nominees for director who receive the greatest number of votes cast in person or by proxy at the Meeting will be elected as our directors. The vote required for the approval of the adoption of our 2000 Employee Stock Purchase Plan is the affirmative vote of a majority of the shares of Common Stock cast at the Meeting. The vote required for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2000 is the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of April 24, 2000, the ownership of Common Stock and Common Warrants by each director of American Country, by each of the Named Officers (as defined below under "Executive Compensation"), by all current executive officers and directors of American Country as a group, and by all persons known to American Country to be beneficial owners of more than five percent of the Common Stock or the Common Warrants. The Common Stock is our only outstanding class of voting securities. The information set forth in the table as to directors and officers is based upon information provided to us by such persons in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o American Country Holdings Inc., 222 North LaSalle Street, Suite 1600, Chicago, Illinois 60601.

                                                       COMMON STOCK(1)            COMMON WARRANTS(1)(2)
                                                -----------------------------   --------------------------
                                                                   PERCENT OF                   PERCENT OF
NAME AND POSITION OF BENEFICIAL OWNER           OWNERSHIP(3)        CLASS(4)    OWNERSHIP        CLASS(4)
-------------------------------------           ------------       ----------   ---------       ----------
Martin L. Solomon, Chairman of the Board,
  President and Chief Executive Officer.......    8,550,343(5)        26.53       22,705           1.11

Wilmer J. Thomas, Jr., Director...............    8,256,343(6)        25.62           --             --

William J. Barrett, Director..................      884,196(7)         2.74       95,468(8)        4.64

Edwin W. Elder, Director, Executive Vice
  President and Chief Operating Officer.......       51,700(9)        *               --             --

John G. McMillian, Director...................      100,000(10)       *               --             --

Karla M. Violetto, Vice President and Chief
  Financial Officer...........................        5,000(11)       *               --             --

Frontier Insurance Group, Inc.
  915 Lake Louise Marie Road
  Rockhill, New York 12775....................    8,000,343           24.83           --             --

All directors and executive officers as a
  group (6 persons)...........................   17,847,582           55.38      118,173           5.75

------------------------

 (1) The table reflects numbers of shares and warrants outstanding prior to the one-for-four reverse stock split that is expected to be effected approximately May 8, 2000.

 (2) Common Warrants are not entitled to vote. Each Common Warrant entitles the holder to purchase 2.19 shares of Common Stock for $1.83 per share through August 31, 2000. On April 24, 2000, there were 2,054,129 common warrants outstanding.

 (3) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

 (4) Percentages less than one percent are indicated by an asterisk.

 (5) Includes options to purchase 500,000 shares of Common Stock.

 (6) Includes options to purchase 250,000 shares of Common Stock.

 (7) Includes (i) options to purchase 250,000 shares of Common Stock,
    (ii) 405,136 shares owned by Mr. Barrett's qualified retirement plan and
    (iii) 120,214 shares beneficially owned of record by Mr. Barrett's spouse, with respect to which Mr. Barrett disclaims beneficial ownership.

 (8) Includes 44,117 warrants owned by Mr. Barrett's qualified retirement plan and 17,646 warrants owned by Mr. Barrett's spouse with respect to which Mr. Barrett disclaims beneficial ownership.

 (9) Includes options to purchase 51,300 shares of Common Stock.

(10) Includes options to purchase 100,000 shares of Common Stock.

(11) Includes options to purchase 5,000 shares of Common Stock.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Five members of the Board of Directors are proposed to be elected at the Meeting to serve until the 2001 annual meeting and until their respective successors have been elected and qualified. Each of the nominees is currently a director of American Country and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy.

    Set forth below is information as to each nominee for director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

    MARTIN L. SOLOMON, 63, was elected a director and Chairman of the Board of Directors of American Country in July, 1997. Mr. Solomon also serves as the President and Chief Executive Officer of the Company. From 1986 to 1996,
Mr. Solomon was a director and Vice Chairman of Great Dane Holdings, Inc., which was a manufacturer of truck trailers and automobile stampings, taxicab company operations and, through its ownership of American Country Insurance Company prior to July 1997, property and casualty insurance. Mr. Solomon is a director of the following publicly-held corporations: XTRA Corporation, a transportation equipment leasing company; Hexcel Corp., a manufacturer of composites; Telephone and Data Systems, Inc., a diversified telecommunications service company with established wireless and wireline operations; and MFN Financial Corporation, a consumer finance company.

    WILLIAM J. BARRETT, 60, has served as a director of American Country since January 1992. Mr. Barrett served as the Secretary of American Country from August 1992 until March 9, 1999. Mr. Barrett has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than seven years. Mr. Barrett is a director of the following publicly-held corporations: Supreme Industries, Inc., a specialized truck body manufacturer; and TGC Industries, Inc., a provider of geophysical services to the oil and gas industries.

    EDWIN W. ELDER, 57, was elected a director of American Country in July, 1997. Mr. Elder also serves as Executive Vice President and Chief Operating Officer of American Country. Mr. Elder also has served as President and a director of American Country Insurance Company since 1993. From 1985 to 1993, he served as Senior Vice President of Operations for Employers' Health Insurance Company and IDS

Property Casualty. Mr. Elder has 30 years of experience in the insurance industry and started his career with State Farm Insurance Company after leaving the United States Army, where he attained the rank of Captain. He is a CPU (Chartered Property & Casualty Underwriter) and an FLMI (Fellow Life Management Institute).

    JOHN G. MCMILLIAN, 73, was elected a director of American Country in May 1999. In 1973, Mr. McMillian founded Northwest Energy Company, a natural gas supplier, and from 1973 through 1983 served as its first chairman and chief executive officer. From 1987 to 1995, Mr. McMillian was also the chairman, president and chief executive officer of Allegheny & Western Energy Corporation, an oil and gas company. Mr. McMillian is currently the chairman and chief executive officer of Chaparral Resources, Inc., a gas and oil exploration and production company. He also serves on the board of directors of Excalibur Technologies Corp., a designer of knowledge retrieval software products, the U.S. Ski Team Foundation and the Steadman Hawkins Sports Medicine Foundation.

    WILMER J. THOMAS, JR., 73, was elected a director of American Country in July, 1997. Mr. Thomas is a private investor and financial consultant. From 1986 to 1996, Mr. Thomas was a director and Vice Chairman of Great Dane
Holdings, Inc., which was a manufacturer of truck trailers and automobile stampings, taxicab company operations and, through its ownership of American Country Insurance Company prior to July 1997, property and casualty insurance. Mr. Thomas is a director of Moore Medical Corp., a publicly held pharmaceutical and surgical supply company.

BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors has a standing Audit Committee that consists exclusively of nonemployee directors. The Audit Committee meets with our independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Mr. Barrett (Chairman) and Messrs. Solomon and Thomas. The Audit Committee met four times during fiscal 1999.

    The Board of Directors has a standing Compensation Committee that currently consists of Mr. Barrett (Chairman) and Messrs. McMillian and Solomon. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of American Country's various employee benefit plans. The Compensation Committee met four times during fiscal 1999.

    The Board of Directors serves as the nominating committee for directors.

    The Board of Directors held four meetings during fiscal 1999. All of the directors attended each meeting of the Board of Directors, with the exception of Mr. McMillian, who became a director in May 1999. Mr. McMillian attended all Board of Directors meetings after his election.

COMPENSATION OF DIRECTORS

    Messrs. Barrett and McMillian each receives a monthly retainer fee of $1,000 for his services as a director. Messrs. Barrett and McMillian each also receives $500 plus travel expenses for each Board of Directors meeting that he attends. Our other directors have waived all fees, but are reimbursed for their out-of-pocket expenses.

EXECUTIVE OFFICERS

    The following table lists all non-director executive officers of American Country. Officers are elected to serve until their successors are duly elected and qualified.

NAME                                 AGE          POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
----                               --------   ---------------------------------------------------------
Karla M. Violetto................     32      Karla M. Violetto was appointed Vice President and Chief
                                              Financial Officer of American Country in March, 2000.
                                              Ms. Violetto has 11 years of experience in the insurance
                                              industry. Prior to joining American Country as Manager--
                                              Corporate Reporting and Financing in July, 1999,
                                              Ms. Violetto was a senior associate at
                                              PricewaterhouseCoopers, LLP. Ms. Violetto received her
                                              bachelor's degree in accountancy from DePaul University
                                              in 1989 and is a certified public accountant.

                             EXECUTIVE COMPENSATION

    Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended December 31, 1999, 1998 and 1997, for the Chief Executive Officer, executive officers of American Country and certain executive officers of American Country Insurance Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                          ANNUAL COMPENSATION                ----------------
                             ---------------------------------------------        STOCK
                              FISCAL                          OTHER ANNUAL       OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS     COMPENSATION   (# OF SHARES)(1)   COMPENSATION(2)
---------------------------  --------   --------   --------   ------------   ----------------   ---------------
Martin L. Solomon, .......     1999     $     0    $     0       --               500,000           --
  President and Chief          1998           0          0       --               --                --
  Executive Officer(3)         1997           0          0       --               --                --

Edwin W. Elder, III, .....     1999     $211,000         0       --                15,000            15,313
  Executive Vice President     1998     193,600     50,000       --                36,300            19,162
  and Chief Operating          1997     193,000    130,000       --               --                 13,842
  Officer(4)

Karla M. Violetto, .......
  Vice President and Chief
  Financial Officer(5)

Daniel R. DeLeo, .........     1999     $143,200         0       --                10,000             6,086
  Executive Vice President     1998     131,400     28,000       --                18,930             4,867
  of American Country(6)       1997     125,100     47,050       --               --                  7,015

Robert S. Silver, ........     1999     $160,500    32,100       --                 5,000            10,952
  Vice President-Marketing     1998     119,700     30,000       --                 9,389             9,369
  of American Country          1997     119,700     43,625       --               --                  9,389
  Insurance Company(7)

------------------------

(1) The share information set forth herein does not give effect to the one-for-four reverse stock split that is expected to be effected approximately May 8, 2000.

(2) The compensation reported represents expense reimbursement, car allowance and travel allowance and, in the case of Mr. Elder, supplemental life insurance.

(3) Mr. Solomon's tenure as President and Chief Executive Officer of American Country began in July, 1997. Mr. Solomon does not receive any salary or bonus for his services as President and Chief Executive Officer due to his large ownership interest in American Country. Mr. Solomon has been granted stock options pursuant to American Country's Stock Option Plan, as amended.

(4) Mr. Elder is employed as the Executive Vice President and Chief Operating Officer of American Country and as President and Chief Executive Officer of American Country Insurance Company through April 1, 2002 pursuant to an Employment Agreement effective as of April 1, 2000. Mr. Elder's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001 unless either American Country or Mr. Elder has given written notice of non-renewal at least thirty days prior to that anniversary date. Mr. Elder receives an annual base salary of $219,000, with an annual cash incentive bonus, determined by the Board of Directors, of not less than one percent (1%) of the net after tax earnings of American Country provided that 90% of forecasted results are met. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

(5) Ms. Violetto was appointed Vice President and Chief Financial Officer in March, 2000. She joined American Country in July, 1999. Compensation information, therefore, is not included for Ms. Violetto.

(6) Mr. DeLeo is employed as an Executive Vice President of American Country through April 1, 2002 pursuant to an Employment Agreement dated April 1, 2000. Mr. DeLeo's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. DeLeo has given written notice of non-renewal at least thirty (30) days prior to that anniversary date. He receives an annual base salary of $149,000, and he is eligible to participate in American Country's Senior Officer Bonus Plan. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

(7) Mr. Silver is employed as the Vice President--Operations of American Country Insurance Company through July 15, 2001, pursuant to an Employment Agreement dated December 28, 1998. He receives an annual base salary of $160,500, with annual increases of 7% and bonuses of $32,100. If Mr. Silver remains employed until the expiration date, he will receive a bonus of $195,000. If Mr. Silver is terminated prior to the expiration date of his Employment Agreement, he is entitled to a $225,000 severance payment.

OPTION GRANTS IN 1999

    In connection with the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of American Country Insurance Company in July 1997, American Country assumed a Stock Option Plan, as amended, under which options to purchase up to a maximum of 750,000 shares of common stock may be granted to directors, officers and other key employees. Stock options granted under the Stock Option Plan, which may be either incentive stock options or nonqualified stock options for federal income tax purposes, expire up to ten years after the date of grant and become exercisable over a three-year period. Employees who leave American Country have 90 days to exercise their options. In May 1999, our stockholders approved an amendment to the Stock Option Plan which, among other things, increased the maximum number of shares available for the grant of stock options under the Stock Option Plan at any date to an amount equal to five percent (5%) of the shares issued and outstanding on the January 1st last preceding such date. The amendment also eliminated the limitation on the number of shares that may be granted to any individual in any calendar year.

    In January, 1999, options to purchase 105,000 shares of Common Stock were granted to employees of American Country. These options have five-year terms, vest at 20% per year and become fully exercisable five years after the date of grant. In April and May of 1999, options to purchase 1,100,000 shares of Common Stock were granted to certain directors of American Country (Messrs. Solomon, Thomas, Barrett and McMillian). These additional options have a ten-year term, fully vest and are fully exercisable upon the date of grant, in the case of Messrs. Solomon, Thomas and Barrett, and in the case of Mr. McMillian, vest at 33 1/3% per year and become fully exercisable three years after the date of grant. All options outstanding would become immediately exercisable, without regard to vesting provisions, upon a change of control or the sale of the assets of American Country.

    The following table sets forth certain information as to options to purchase common stock granted to our directors and the Named Officers under the Stock Option Plan and the potential realizable value of each grant of options, assuming that the market price of the underlying common stock appreciates in value during the option term at annualized rates of 5% and 10%.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE
                       ----------------------------------------------------------------    AT ASSUMED ANNUAL RATES
                         NUMBER OF      PERCENT OF                                              OF STOCK PRICE
                        SECURITIES     TOTAL OPTIONS                                       APPRECIATION FOR OPTION
                        UNDERLYING      GRANTED TO                                                  TERM:
                          OPTIONS      EMPLOYEES IN    EXERCISE PRICE                     --------------------------
                       GRANTED(1)(#)    FISCAL YEAR    ($ PER SHARE)    EXPIRATION DATE     5% ($)         10% ($)
                       -------------   -------------   --------------   ---------------   ----------      ----------
Martin L.
  Solomon(2).........     500,000          41.49%          $ 1.19       Apr. 19, 2009       $595,000        $654,500

Wilmer J. Thomas,
  Jr.................     250,000          20.74%            1.19       Apr. 19, 2009       312,375         327,250

William J. Barrett...     250,000          20.74%            1.19       Apr. 19, 2009       312,375         327,250

John G. McMillian....     100,000           8.29%          1.3125       May 17, 2009        137,813         144,375

Edwin W. Elder.......      15,000            1.3%           1.625       Jan. 2, 2005         25,594          26,813

Ronald J. Gold.......       2,500             .2%           1.625       Jan. 2, 2005          4,266           4,469

Daniel R. DeLeo......      10,000             .8%           1.625       Jan. 2, 2005         17,063          17,875

Robert S. Silver.....       5,000             .4%           1.625       Jan. 2, 2005          8,531           8,938

------------------------

(1) The share information set forth herein does not give effect to the one-for-four reverse stock split that is expected to be effected approximately May 8, 2000.

(2) Mr. Solomon did not participate in the granting of options to American Country's directors.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    No options to purchase Common Stock were exercised during the fiscal year ended December 31, 1999.

PENSION AND RETIREMENT PLANS

    Prior to December 4, 1996, substantially all salaried employees of American Country were covered by a defined benefit pension plan sponsored by its former parent. Benefits were based on the employee's length of service and wages and benefits, as defined by the plan. The former parent's funding policy of the plan was generally to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act.

    In connection with a change in ownership of American Country in July 1997, the former parent's plan was split up and a separate defined benefit pension plan was established for American Country. Accordingly, effective December 4, 1996, substantially all salaried employees of American Country were covered by a defined benefit pension plan sponsored by American Country. Benefits and funding for the plan are consistent with the plan in which employees were previously participants. Effective December 31, 1997, American Country's defined benefit pension plan was frozen.

    Substantially all salaried employees of American Country who are at least 21 years of age are eligible to participate in a 401(k) retirement plan. Employees may contribute from 1% to 5% of their eligible compensation to the plan. American Country matches 50% of employee contributions up to a maximum of 2.5% of eligible compensation.

    In addition to the defined benefit plan and the 401(k) retirement plan, substantially all salaried employees of American Country are covered by a post-retirement benefit plan. The plan is noncontributory and provides medical and life insurance for employees who retire after attaining age 62 with 25 years of service.

EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

    Mr. Elder is employed as the Executive Vice President and Chief Operating Officer of American Country and as President and Chief Executive Officer of American Country Insurance Company through April 1, 2002 pursuant to an Employment Agreement effective as of April 1, 2000. Mr. Elder's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001 unless either American Country or Mr. Elder has given written notice of non-renewal at least thirty days prior to that anniversary date.
Mr. Elder receives an annual base salary of $219,000, with an annual cash incentive bonus, determined by the Board of Directors, of not less than one percent (1%) of the net after tax earnings of American Country provided that 90% of forecasted results are met. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

    Mr. Silver is employed as the Vice President-Operations of American Country Insurance Company through July 15, 2001, pursuant to an Employment Agreement dated December 28, 1998. He receives an annual base salary of $160,500, with annual increases of 7% and bonuses of $32,100 or, if he satisfies certain performance requirements, he can elect to receive a bonus based on the Officers' Bonus Program. If Mr. Silver remains employed until the expiration date, he will receive a bonus of $195,000. If Mr. Silver is terminated prior to the expiration of his Employment Agreement, he is entitled to a $225,000 severance payment.

    Mr. DeLeo is employed as an Executive Vice President of American Country through April 1, 2002 pursuant to an Employment Agreement dated April 1, 2000. Mr. DeLeo's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. DeLeo has given written notice of non-renewal at least thirty (30) days prior to that anniversary date. He receives an annual base salary of $149,000, and he is eligible to participate in American Country's Senior Officer Bonus Plan. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

    The Compensation Committee of the Board of Directors is pleased to present its report on executive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of American Country and grants options to purchase Common Stock. This report documents the components of

American Country's executive officer compensation programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to American Country's executive officers, including the Named Officers.

    This report shall not be deemed filed, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing, under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that American Country specifically incorporates this information by reference.

    COMPENSATION PHILOSOPHY. Our compensation philosophy is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

    - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

    - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within American Country.

    - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

    - Implement a balance between short and long-term compensation (in the form of stock options) to complement our annual and long-term business objectives and strategies and encourage executive performance in furtherance of the fulfillment of those objectives.

    - Provide variable compensation opportunities based on the performance of American Country, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

    COMPENSATION PROGRAM COMPONENTS. The Compensation Committee regularly reviews our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of American Country. The particular elements of the compensation program for executive officers are further explained below:

    BASE SALARY. American Country's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Compensation Committee as reasonable and necessary.

    ANNUAL INCENTIVES. American Country has historically awarded cash bonuses to certain of our salaried employees (including the Named Officers). Bonuses are based on various factors, including prior year profitability, management development and the procurement and assimilation of acquisitions.

    STOCK OPTION PROGRAM. The Compensation Committee believes that by providing those persons who have substantial responsibility over the management and growth of American Country with an opportunity to increase their ownership of our stock, the interests of stockholders and executives will be closely aligned. Therefore, our officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Compensation Committee may determine from time to time. The number of stock options granted to executive officers is based on competitive practices.

    PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Martin Solomon, our President and Chief Executive Officer, does not receive any salary for his services due to his large ownership interest in

American Country. In May, 1999, Mr. Solomon was granted a ten-year option to purchase 500,000 shares of Common Stock at $1.19 per share, in recognition of his contribution to the Company as President and Chief Executive Officer and to provide him with incentive to continue fulfilling American Country's long-term business objectives. Mr. Solomon spends approximately 25% to 35% of his time on American Country and does not receive any salary or other compensation from American Country or entities affiliated with it.

    SUMMARY. After its review of all existing programs, the Committee continues to believe that the total compensation program for our executives is focused on enhancing corporate performance and increasing value for stockholders. The foregoing report has been approved by all members of the Compensation Committee.

                                          Respectfully submitted,

                                          William J. Barrett
                                          John G. McMillian
                                          Martin L. Solomon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Messrs. Barrett, McMillian and Solomon. None of our executive officers serves on the board of directors of another company in any instance where an executive officer of the other company serves on our Board of Directors.

PERFORMANCE GRAPH

    Rules promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act require that we include in this proxy statement a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years with the Nasdaq Composite Index and either a nationally recognized industry index or an index of peer group companies selected by American Country. We chose the $250 million Property & Casualty Insurance Company Asset-Size Index for purposes of this comparison. The graph that follows assumes the investment of $100 on December 31, 1994, and the reinvestment of dividends (rounded to the nearest dollar).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

American Country Holdings Inc.NASDAQ - Total US$250M Insurance Asset-Size Index 12/31/94 100.00 100.00 100.00
12/31/95 39.39 141.33 128.80
12/31/96 21.21 173.89 152.50
12/31/97 43.95 213.07 192.36
12/31/98 39.39 300.25 146.41
12/31/99 19.70 542.43 144.41

(1) The information provided for the periods December 31, 1994 through July 1997 is for The Western Systems Corp., which was the predecessor company to American Country.

                        PROPOSAL NO. 2--APPROVAL OF THE
                         ADOPTION OF AMERICAN COUNTRY'S
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    On December 22, 1999, subject to stockholder approval, the Board of Directors approved and adopted the American Country Holdings Inc. 2000 Employee Stock Purchase Plan (the "Plan"), effective January 1, 2000. Under the terms of the Plan, eligible employees of American Country and our subsidiaries will be provided with the opportunity to purchase shares of our common stock. The purpose of the Plan is to encourage and facilitate the purchase of our common stock by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of American Country and an additional opportunity to participate in our economic progress.

    The Plan, if approved by our stockholders, will provide a total of 1,500,000 shares of our common stock for purchase by our employees, subject to adjustment for certain changes in our capital, including the reverse stock split that is expected to take effect May 8, 2000. The reverse stock split, if the Plan is approved, will provide a total of 375,000 shares of our common stock for purchase by our employees. We intend for the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), so that our employees may enjoy certain tax advantages (see "Certain Federal Income Tax Consequences" below). The Board of Directors recommends that the stockholders approve the Plan.

    This proposal summarizes the essential features of the Plan. You should read the Plan for a comprehensive statement of the Plan's legal terms and conditions. The full text of the Plan is set forth in Exhibit 1 to this Proxy Statement. We will also furnish to stockholders a free copy of the Plan upon request. Any request for a copy of the Plan should be in writing and addressed to: American Country Holdings Inc., 222 North LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Karla Violetto. The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan.

    ADMINISTRATION. The Plan is administered by the 2000 Employee Stock Purchase Committee appointed by our Board of Directors. The Purchase Committee currently consists of Messrs. Barrett and Solomon, each of whom is a director of the Company. The Purchase Committee interprets the Plan and makes all determinations necessary or desirable for the administration of the Plan.

    ELIGIBILITY. All of our employees and any member of our controlled group that adopts the Plan with our prior approval are eligible to participate in the Plan, except:

    An employee may not make a purchase under the Plan if:

    - the employee customarily works fewer than 20 hours per week, or

    - the employee customarily works 5 or fewer months per calendar year, or

    - immediately after such purchase, the employee would own 5 percent or more of the vote or value of all classes of our stock or the stock of any of our subsidiaries, or

    - such purchase would exceed $25,000 of our stock (using the fair market value of our stock at the time of purchase) under the Plan (and any other employee stock purchase plan of American Country or our subsidiaries) per calendar year (see "Annual Individual Limit on Common Stock Available for Purchase").

    As of January 3, 2000, approximately 58 of 150 eligible employees participate in the Plan. Because the Plan commenced effective January 1, 2000, and eligible employees may elect to participate in the Plan and change their contribution elections throughout the year, no determination can be made at this time as to the number or identity of our employees who will participate in the Plan, or the amount of our common stock that will be purchased under the Plan, since such participation and amounts will be determined within the sole discretion of the employees who are eligible to participate in the Plan (see "Terms of Purchase--Participation" below).

TERMS OF PURCHASE.

    PARTICIPATION. Eligible employees are eligible to participate in the Plan on the first day of the purchase period coincident with or next following the date the participant completes 60 days of service with us or any of our subsidiaries. An eligible employee may elect to enroll in the Plan by filing an enrollment form and a payroll deduction authorization card with our Human Resources Department before the first day of the next purchase period.

    PURCHASE PRICE. The purchase price of the shares is the lesser of 85 percent of our common stock's fair market value on the first day of the purchase period or the last day of the purchase period, adjusted to the next highest $.01. The Plan defines fair market value as the average closing price of our common stock on the 10 business days on or before the first day or the last day of the purchase period, whichever is applicable.

    ANNUAL INDIVIDUAL LIMIT ON COMMON STOCK AVAILABLE FOR PURCHASE. No participant may purchase more than $25,000 of our common stock (using the fair market value of our stock at the time of purchase) under the Plan (and any other employee stock purchase plan of American Country or our subsidiaries) per calendar year.

    TERMINATION OF EMPLOYMENT. In the event a participant terminates employment due to retirement or death, the amount remaining in the participant's account, including contributions from compensation due and owing at termination, will be used to purchase shares of common stock, unless the participant, or the designated beneficiary or estate in the event of the participant's death, elects to receive the accumulated payroll deductions in the participant's account, without interest, instead of the common stock. If a participant is terminated for any reason other than retirement or death, we will refund the amount of the accumulated payroll deductions in the participant's account to the participant, without interest, following termination of employment.

    TRANSFERABILITY. A participant's right to purchase common stock under the Plan is not transferable by the participant, or exercisable, during the participant's lifetime, by any person other than the participant. Upon a participant's death, shares paid for in full by accumulated payroll deductions shall be credited to the participant's beneficiary or estate.

    AMENDMENT AND TERMINATION OF THE PLAN. Our Board of Directors may terminate, discontinue, amend or suspend the Plan at any time. However, without approval of the stockholders, the Board of Directors may not:

    - change the number of shares reserved for issuance (except for certain changes in capital); or

    - change the designation of our subsidiaries whose employees may be offered options under the Plan.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to American Country and our employees in connection with participation and purchase of shares of our common stock under the Plan. This summary is not intended to be exhaustive, and among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.

    A participant will not recognize any taxable income upon an election to participate in the Plan and upon the purchase of stock under the Plan. The Plan is intended to qualify for the favorable income tax consequences of Section 423 of the Internal Revenue Code. Therefore, no income tax consequences will arise for a participant when shares of our common stock are purchased under the Plan. The participant receives a tax basis in the shares purchased equal to his or her payroll deductions used to make the purchase.

    If a participant holds shares of our common stock for the holding period, which is at least 2 years from the first day of the purchase period and one year from the purchase date, and if the participant remains an employee of American Country at all times from the first day of the purchase period to the date
3 months before the purchase date, or if the participant dies while holding the shares, the participant will recognize taxable ordinary income upon disposition of the shares, or death, equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the purchase period or the purchase date, whichever is less, over the purchase price paid for the shares, or (ii) the excess of the fair market value of the shares at the time of the disposition or death over the purchase price paid for the shares. American Country will not be entitled to a tax deduction with respect to the disposition. The participant's basis in the shares will be increased by the ordinary income recognized by the participant upon the disposition of the shares for purposes of computing capital gain. Any proceeds received for the shares in excess of the adjusted basis will be taxable as capital gain. If a participant sells the shares for less than the purchase price paid, the participant will recognize no ordinary income and will have a capital loss equal to the difference between the sale price and the purchase price previously paid.

    If a participant disposes of shares purchased under the Plan before satisfying the holding period described above, the participant will be required to report taxable ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the first day of the purchase period or the purchase date, whichever is greater, and the purchase price paid. American Country will generally be allowed a tax deduction equal to the amount of the ordinary income reported by the participant. The participant's basis in the shares purchased under the Plan will be increased by the amount reported by the participant as ordinary income upon disposition of the shares. Any proceeds received for the shares in excess of the participant's adjusted basis will be taxable as capital gain, and if such adjusted basis exceeds the amount received for the shares, the excess will be a capital loss.

    REGISTRATION. On January 14, 2000, we registered with the Securities and Exchange Commission on Form S-8, 1,500,000 shares of our common stock to be offered and sold to participants under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PLAN.

                 PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000.

    Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of such firm's appointment to American Country. Approval by holders of the majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for stockholder ratification of the appointment of PricewaterhouseCoopers LLP. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will consider the appointment of other certified public accountants.

    It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                       CERTAIN INTERESTS AND TRANSACTIONS

    In January 2000, Janney Montgomery Scott Inc., an investment banking firm of which Mr. Barrett is a Senior Vice President, received a fee of $50,000 from American Country for its services in rendering financial consulting services in connection with a corporate transaction that American Country was contemplating. The transaction was not completed, and Janney Montgomery Scott Inc. has agreed to provide additional services in the future to American Country.

    On April 30, 1997, American Country entered into an agreement with Frontier Insurance Group, Inc. ("Frontier") and Messrs. Barrett, Solomon and Thomas pursuant to which American Country agreed to pay a fee to any one of them (or any investment banking firm or other entity which the individual is then affiliated), if he or it introduces to American Country a merger or other acquisition transaction. He or it must work to complete the transaction on behalf of American Country including the closing of the transaction by either of our subsidiaries, American Country Insurance Company or American Country Financial Services Corp. The fee to be paid is a percentage of the value of the transaction. The agreement also provides that if Frontier or any of Messrs. Barrett, Solomon or Thomas introduces American Country Insurance Company to a portfolio of business which American Country Insurance Company acquires, he or it is entitled to a fee of 1% of the gross premiums written with respect to the portfolio of business over the three-year period after the acquisition. If Frontier reinsures any of the portfolio business, it is not entitled to the fee. No fees to date have been paid to any of the parties to this Agreement.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish American Country with copies of all such Section 16(a) reports that they file.

    Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to us or written representations that no Form 5 filings were required, American Country believes that during the period from

January 1, 1999 through December 31, 1999, its officers, directors and more-than-ten-percent beneficial owners filed in a timely manner all reports required to be filed pursuant to Section 16(a).

                                 OTHER BUSINESS

    At the date of this proxy statement, American Country has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, the proxies will be voted in the discretion of the proxyholders.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at our next annual meeting of stockholders must be received by American Country at its principal executive office on or before December 7, 2000, to be included in our proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Ronald Jay Gold
                                          SECRETARY

May 1, 2000

    A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
DECEMBER 31, 1999, AS FILED WITH THE SEC, WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO KARLA M. VIOLETTO, CHIEF FINANCIAL OFFICER OF AMERICAN COUNTRY, AT 222 NORTH LASALLE STREET, SUITE 1600, CHICAGO, ILLINOIS 60601.

                                                                       EXHIBIT 1

                         AMERICAN COUNTRY HOLDINGS INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT; PURPOSE; SCOPE.

    American Country Holdings Inc. hereby establishes the American County Holdings Inc. 2000 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Company and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2. DEFINITIONS; CONSTRUCTION.

    As used in the Plan, as of any time of reference, and unless the context otherwise required:

    (a) "AFFILIATE" means any trade or business entity which is a member of a controlled group with the Company (as described in Section 414(b) and (c) of the Code) or is a member of an affiliated service group with the Company (as described in Section 414(m) of the Code) and any other entity required to be aggregated with the Company pursuant to final regulations under Section 414(o) of the Code).

    (b) "BOARD" means the Board of Directors of the Company as from time to time constituted.

    (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

    (d)  "COMMITTEE" has the meaning set forth in Section 3 hereof.

    (e) "COMMON SHARES" means the common shares, par value $0.01 per share, of the Company.

    (f) "COMPANY" means American Country Holdings Inc., a Delaware corporation, and any successor thereto.

    (g)  "CONTROLLED GROUP" means the Company and its Subsidiaries.

    (h)  "EFFECTIVE DATE" means January 1, 2000.

    (i)  "EMPLOYEE STOCK PURCHASE PLAN ACCOUNT" has the meaning set forth in
Section 8 hereof.

    (j) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan with the prior approval of the Company, as evidenced by a resolution of the Board.

    (k) "FAIR MARKET VALUE" means the average closing price of a Common Share on the NASDAQ Stock Market on the ten business days preceding the date of reference. If the date of reference is a business day, such day shall count as one of the ten business days.

    (l) "OFFERING PRICE" means eighty-five percent (85%) of the Fair Market Value of a Common Share on the first day of the Purchase Period.

    (m) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4 hereof and who has accepted an offer made by the Committee pursuant to Section 6(b) hereof.

    (n) "PLAN" means the American Country Holdings Inc. 2000 Employee Stock Purchase Plan herein set forth and any amendment or supplement thereto.

    (o) "PURCHASE DATE" means March 31, June 30, September 30 or December 31 of each year during the term of the Plan.

    (p)  "PURCHASE PERIOD" means the period of time between each Purchase Date.

    (q) "SUBSIDIARY" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (r) "TERMINATION DATE" means the date that the Board in its discretion terminates the Plan. In no event, however, may an option be exercised five years after the date an option is granted.

    (s)  "WITHHOLDING" has the meaning set forth in Section 6(b) hereof.

    The masculine gender, when appearing in the Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "HEREOF," "HEREIN," and "HEREUNDER," and other similar compounds of the word "HERE," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3. ADMINISTRATION.

    The Plan shall be administered by the 2000 Employee Stock Purchase Plan committee (hereinafter referred to as the "COMMITTEE"), the members of which shall be two individuals selected by the Board who do not satisfy the eligibility requirements of Section 4 hereunder. Subject to the express provisions hereof, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4. ELIGIBILITY.

    (a) Employees of an Employer who have completed sixty (60) days of service shall be eligible to participate in the Plan except for those employees
(a) whose customary employment is twenty (20) hours or less per week or
(b) whose customary employment is not for more than five (5) months in any calendar year. Employees enter the Plan as of the day of the calendar quarter coincident with or next following the date the Employee completes sixty
(60) days of service. No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

    (b) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after the grant of an option, would own shares (including shares which may be purchased under the Plan) possessing five percent (5%) or more of the total combined voting power of value of all classes of stock of the Company or its Subsidiaries, actually issued and outstanding immediately after such grant. For the foregoing purposes, the rules of stock attribution set forth in
Section 424(d) of the Code shall apply in determining share ownership.

SECTION 5. PURCHASE PRICE.

    The purchase price shall be the lesser of (i) the Offering Price or
(ii) eighty-five percent (85%) of the Fair Market Value of a Common Share on the last day of such Purchase Period; in all instances rounded to the next highest penny.

SECTION 6. NUMBER OF COMMON SHARES OFFERED.

    (a) The maximum number of shares which shall be available for purchase under the Plan shall be 1,500,000 Common Shares of the Company, subject to adjustment as provided in Section 13. The Common Shares to be sold under the Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose.

    (b) A Participant may elect to have withheld from his payroll a stated dollar amount subject to the following: (1) the minimum dollar amount withheld each payroll period must equal ten dollars ($10.00), and (2) the stated dollar amount must be in increments of ten dollars ($10.00) ("WITHHOLDING"). Subject to the reductions as provided in Section 6(c) below, the total amount of Withholding shall be used to purchase Common Shares.

    (c) No Participant may elect to purchase shares under the Plan that would result in the Participant's purchase of shares in any calendar year (under the Plan and other employee stock purchase plans within the meaning of Section 423 of the Code) of the Company and its Subsidiaries with an aggregate fair market value (determined at the time such election is exercisable) in excess of $25,000.

    (d) In the event that Participants elect to purchase more shares than are available under the Section 6(a) above, the maximum amount of Common Shares that any Participant shall be permitted to purchase shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase equals the number of shares available under Section 6(a) above. The reduction shall be made proportionately based upon the number of Shares elected by each Participant.

SECTION 7. ENROLLMENT PERIOD; EMPLOYEE'S ELECTION TO PARTICIPATE.

    (a) The Committee shall establish an enrollment period during which an eligible employee may elect to purchase shares by executing and delivering to the Company an enrollment and payroll deduction authorization form.

    (b) An election to purchase shall not constitute a contract to purchase. Such an election shall merely notify the Company of the amount of the payroll deduction authorized by the Participant for the Purchase Period and each succeeding Purchase Period until the next Purchase Date.

SECTION 8. PURCHASE PERIOD; PAYMENT FOR SHARES.

    (a) Concurrently with his election, the Participant shall authorize a payroll deduction during each Purchase Period. A Participant may discontinue his election at any time, effective the first day of the next payroll period. A Participant may change the dollar amount of his election or elect to commence participation effective as of the first day of the first payroll beginning on or after the next calendar quarter. Any election to discontinue participation or change of election must be in writing and submitted to the Committee or individual (or department) designated by the Committee.

    (b) All payroll deductions held by the Company under the Plan shall be held on behalf of the Participant without interest.

    (c) The Company shall purchase Common Shares on behalf of each Participant pursuant to Section 9 hereof as soon as administratively practicable after each Purchase Date.

    (d) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company in an account established to hold such payroll deductions (hereinafter referred to as the "EMPLOYEE STOCK PURCHASE PLAN ACCOUNT"). The Employee Stock Purchase Plan Account shall be restricted to the uses provided herein until such time as the Company issues certificates to Participants purchasing Common Shares under the Plan. The Committee shall have custody of such account.

SECTION 9. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES; REGISTRATION.

    (a) Certificates for Common Shares shall be issued and delivered to each Participant for the number of Common Shares paid for in full as soon as administratively practicable after each Purchase Date. No fractional shares will be issued at any time.

    (b) As and whether the Common Shares are issued to Participants pursuant to this Section 9, the Committee shall remit to the Company for its general purposes, out of the Employee Stock Purchase Plan

Account, cash in an amount equal to the purchase price under the Plan of the Common Shares so issued. When all Common Shares purchasable under the Plan have been issued, any payroll deductions that have not been used to purchase Common Shares shall be used to purchase Common Shares for the next Purchase Period or if no additional Common Shares will be purchased, returned to the applicable participant.

    (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Company prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship.

SECTION 10. TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

    (a) RETIREMENT OR DEATH. Upon termination of employment because of retirement or death, the number of Common Shares paid for in full by the Participant upon the application of all accumulated payroll deductions, including from compensation due and owing, shall be purchased for the Participant (or, in the case of the Participant's death, the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate), unless the Participant (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects to abandon all or any such number of the Common Shares then purchasable, pursuant to any rules or regulations the Committee shall make.

    (b) OTHER TERMINATION OF EMPLOYMENT. Upon termination of employment with an Employer for any reason other than as a result of retirement or death as described in Section 10(a) above, the amount withheld from the Participant's pay pursuant to Section 8 which has not already been used to purchase Common Shares shall be returned to him as soon as administratively practicable.

SECTION 11. RIGHTS NOT TRANSFERABLE.

    The right to purchase Common Shares under this Plan shall not be transferable by any Participant or exercisable, during his lifetime, by any person other than the Participant.

SECTION 12. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this Section 12(b) shall entitle Participants to purchase additional Common

Shares or other shares of the Company, the shares available under Section 6 shall be deemed to include such additional Common Shares or such other shares of the Company.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

    (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan, in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (A) notice of such cancellation shall be given to each Participant and (B) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares which would be allocated to him under the terms of the Plan if the Purchase Date were set 30 days preceding said effective date.

    (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 13. SHAREHOLDER APPROVAL.

    The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within 12 months before or after its adoption by the Board.

SECTION 14. RIGHTS OF A SHAREHOLDER.

    No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under the Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 15. NO REPURCHASE OF COMMON SHARES BY COMPANY.

    The Company is not obligated to repurchase from any Participant Common Shares he has acquired under the Plan.

SECTION 16. AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 12) or the designation of Subsidiaries whose employees may be offered options under the Plan.

SECTION 17. TERMINATION OF THE PLAN.

    The Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and, unless the Participant elects to abandon his shares, shall issue and to deliver to each Participant certificates for the number of Common Shares paid for in full. A Participant may elect, upon termination of the Plan to abandon all or any number of the Common Shares then purchasable by and not yet issued to him. The Committee shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant that exceeds the amount necessary to purchase the number of Common Shares the Participant elects to purchase and not abandon. If the Participant retains no right to purchase Common Shares, the Committee shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant. Any contributions remaining in the Employee Stock Purchase Plan Account shall be refunded to the Participants making such contributions as soon as administratively practicable after termination of the Plan.

SECTION 18. COMPLIANCE WITH STATUTES AND REGULATIONS.

    The sale and deliver of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 19. GOVERNING LAW.

    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Illinois and construed in accordance herewith.

                                  PROXY
                  SOLICITED BY THE BOARD OF DIRECTORS
                    AMERICAN COUNTRY HOLDINGS INC.
                       222 NORTH LASALLE STREET
                        CHICAGO, ILLINOIS 60601

The undersigned hereby appoints Martin L. Solomon, as proxy, with power of substitution and revocation, acting by a majority of those present and voting to vote the stock of American Country Holdings Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 20, 2000, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF AMERICAN COUNTRY'S 2000 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS

                               FOR                   WITHHOLD AUTHORITY
                             NOMINEES            TO VOTE FOR ALL NOMINEES
1. Election of
   Directors.                  / /                         / /

Election of Martin L. Solomon, William J. Barrett, Edwin W. Elder, John G. McMillian and Wilmer J. Thomas, Jr.

WITHHOLD AUTHORITY to
vote for the following nominee(s) ____________________________________________

                           FOR           AGAINST           ABSTAIN
2. Approval of
   American                / /             / /               / /
   Country's 2000
   Employee
   Stock Purchase
   Plan.

                                                      FOR    AGAINST    ABSTAIN
3. Ratification of Independent Auditors;
   Ratification of the Board of Directors'            / /      / /        / /
   appointment of PricewaterhouseCoopers LLP as American Country's independent auditors for the 2000 fiscal year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR, FOR THE APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2000.

PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN, TRUSTEES, EXECUTORS, ETC. SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING.

__________________________________________________________
Signed

__________________________________________________________
Signed

Dated: _____________________________________________, 2000